New Issue Marketing Materials

$ [814,909,000]

Subject to Revision

J.P. Morgan Mortgage Acquisition Trust, 2006-WF1 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Wells Fargo Bank, N.A.

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

JPMAC 2006-WF1Preliminary Term Sheet

August 7, 2006

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Jim Glinski	212-834-9147	Andy Cherna	212-834-4154
	Matthew Wong	212-834-5709	Randall Outlaw	212-834-4154
	Carla Schriver	212-834-5257	Melissa Traylor	212-834-4154

MBS Trading / Structuring	John Horner	212-834-2499
	Dan Lonski	212-834-2499
	Eric Norquist	212-834-2499
	Ruslan Margolin	212-834-2499

Rating Agency Contacts
Standard & Poor’s
Anthony E. Guinyard	212.438.1830
Peter McGinnis	212-438-7329
Moody’s
Jason (Shuisheng) Shi	212-553-709
DBRS
Bernard Maas	212-806-3258

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor

Bond Summary

$[814,909,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Mortgage Acquisition Trust

Mortgage Pass-Through Certificates, Series 2006-WF1

Class	Approximate Size ($)	Initial Coupon(1)	Est.WAL (yrs.) To Call(2)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (3)	Approx. Targeted C/E (%)(3)(4)	Expected Ratings Moody’s/S&P / DBRS(3)
A-1-A	158,683,000	[ ]	1.00	09/06 - 08/08	[9.50]	[19.00]	Aaa / AAA / AAA
A-1-B	155,000,000	1 M L + [ ]	1.00	09/06 - 08/08	[9.50]	[19.00]	Aaa / AAA / AAA
A-2-A	36,416,000	[ ]	2.25	08/08 - 03/09	[9.50]	[19.00]	Aaa / AAA / AAA
A-2-B	40,000,000	1 M L + [ ]	2.25	08/08 - 03/09	[9.50]	[19.00]	Aaa / AAA / AAA
A-3-A	62,175,000	[ ]	3.25	03/09 - 10/10	[9.50]	[19.00]	Aaa / AAA / AAA
A-3-B	60,000,000	1 M L + [ ]	3.25	03/09 - 10/10	[9.50]	[19.00]	Aaa / AAA / AAA
A-4	73,871,000	[ ]	5.00	10/10 - 09/12	[9.50]	[19.00]	Aaa / AAA / AAA
A-5	89,421,000	[ ]	8.08	09/12 - 04/15	[9.50]	[19.00]	Aaa / AAA / AAA
A-6	75,063,000	[ ]	6.50	09/09 - 04/15	[9.50]	[19.00]	Aaa / AAA / AAA
M-1	24,883,000	[ ]	5.71	09/09 - 04/15	[6.50]	[13.00]	Aa1 / AA+ / AA (high)
M-2	10,368,000	[ ]	5.71	09/09 - 04/15	[5.25]	[10.50]	Aa2 / AA / AA
M-3	6,220,000	[ ]	5.71	09/09 - 04/15	[4.50]	[9.00]	Aa3 / AA- / AA (low)
M-4	6,221,000	[ ]	5.71	09/09 - 04/15	[3.75]	[7.50]	A1 / A+ / A (high)
M-5	4,147,000	[ ]	5.71	09/09 - 04/15	[3.25]	[6.50]	A2 / A / A
M-6	4,147,000	[6.750]	5.71	09/09 - 04/15	[2.75]	[5.50]	Baa1 / BBB+ / BBB (high)
M-7	4,147,000	[6.750]	5.68	09/09 - 04/15	[2.25]	[4.50]	Baa2 / BBB / BBB
M-8	4,147,000	[6.750]	5.52	09/09 - 11/14	[1.75]	[3.50]	Baa3 / BBB- / BBB (low)
Non-Offered Certificates
M-9	4,148,000	[6.750]	5.21	09/09 - 12/13	[1.25]	[2.50]	Ba1 / BB+ / BB (high)
CE	10,367,926.98	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The coupon on all classes of certificates, except the Class A-1-B, Class A-2-B, and Class A-3-B Certificates, will be fixed (subject to a cap equal to the weighted average of the net interest rates on the mortgage loans). After the optional clean-up call date, the coupons on these Certificates will increase by 0.50% in the case of the Class A Certificates (other than the Class A-1-B, Class A-2-B, and Class A-3-B Certificates) and 0.25% in the case of the Class M Certificates. The floating rate margin on the Class A-1-B, Class A-2-B, and Class A-3-B Certificates will double after the optional clean-up call date if the call is not exercised.

(2)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(3)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s, S&P and DBRS. Credit enhancement levels include the overcollateralization amount.

(4)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

“Senior Certificates”: Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4, Class A-5, and Class A-6 Certificates

·

Interest will accrue on the Class A-1-A Certificates at a fixed rate, subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (the “Net WAC Rate”), on a 30/360 basis with 0 days delay.

·

Interest will accrue on the Class A-1-B, Class A-2-B, and Class A-3-B Certificates at a rate of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Net WAC Rate (adjusted to an Actual/360 basis), on an Actual/360 basis with 0 days delay.

·

Interest will accrue on the Class A-2-A, Class A-3-A, Class A-4, Class A-5 and Class A-6 Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.

·

The Class A-1-B, Class A-2-B, and Class A-3-B Certificates will be entitled to basis risk shortfalls resulting from application of the Net WAC Rate cap from amounts received in respect of the related Yield Maintenance Agreement.

·

The Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Principal payments on the Class A-6  Certificates (the “NAS Certificates”) for any Distribution Date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Principal Distribution Amount or Senior Principal Distribution Amount for such Distribution Date, as applicable.

Mezzanine Certificates:

·

Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a lower numerical designation.

·

Interest will accrue on the Mezzanine Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Mezzanine Certificates will receive principal only in the event that the Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Mezzanine Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

 Subordination of Class M and B Certificates

Senior Certificates(1) [9.50%] C/E
Class M-1 [ 6.50]% C/E
Class M-2 [5.25]% C/E
Class M-3 [ 4.50]% C/E
Class M-4 [ 3.75]% C/E
Class M-5 [ 3.25]% C/E
Class M-6 [ 2.75]% C/E
Class M-7 [2.25]% C/E
Class M-8 [ 1.75]% C/E
Class M-9 [ 1.25]% C/E

Overcollateralization

Initial O/C Amount: [1.25]% of Cut-off Date balance of the mortgage loans.

Target O/C Amount: (a) on or after the Step-Down Date, provided a Trigger Event is not in effect, [2.50]% of the current mortgage loan balance, subject to a floor of [0.50]% of the mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Senior Certificates share preferential right to receive interest over the Mezzanine Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.25 ]% of the Cut-off Date balance of the mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [2.50]% of the then current balance of the mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the mortgage loans.

Loss Allocation

Any realized losses first will be absorbed by the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, then will reduce the O/C amount, and finally will be allocated to the Mezzanine Certificates, in reverse order of priority of distribution.

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the mortgage loans as of the last day of the prior calendar month, is greater than [ 50.00 ]% of the senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates	Percentage
September 2009 – August 2010	[ 0.65 ]%*
September 2010 – August 2011	[ 1.10 ]%*
September 2011 – August 2012	[ 1.50 ]%*
September 2012 and thereafter	[ 1.75 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Senior Certificates, the related Interest Distribution Amount;

2.

To the Senior Certificates, the related unpaid Interest Shortfall, if any;

3.

To the Class M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4.

To the Class M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class M-3 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class M-4 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class M-5 Certificates, the Interest Distribution Amount allocable to such certificates;

8.

To the Class M-6 Certificates, the Interest Distribution Amount allocable to such certificates;

9.

To the Class M-7 Certificates, the Interest Distribution Amount allocable to such certificates;

10.

To the Class M-8 Certificates, the Interest Distribution Amount allocable to such certificates;

11.

To the Class M-9 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below. On any Distribution Date, any Net Interest Shortfalls for will first reduce Net Monthly Excess Cashflow and then will be allocated among the Senior Certificates and the Mezzanine Certificates Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Senior Certificates:

a.

First, pro rata to the NAS Certificates, an amount equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to such Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Principal Distribution Amount for such Distribution Date, until the class principal amount of each such class has been reduced to zero.

b.

Second, sequentially:

i)

Pro rata to the Class A-1-A and Class A-1-B Certificates, until the class principal amount of each such class has been reduced to zero;

ii)

Pro rata to the Class A-2-A and Class A-2-B Certificates, until the class principal amount of each such class has been reduced to zero;

iii)

Pro rata to the Class A-3-A and Class A-3-B Certificates, until the class principal amount of each such class has been reduced to zero;

iv)

To the Class A-4 Certificates, until the class principal amount thereof has been reduced to zero;

v)

To the Class A-5 Certificates, until the class principal amount thereof has been reduced to zero;

vi)

To the NAS Certificates, until the class principal amount thereof has been reduced to zero.

2.

To the Class M-1 Certificates, until the class principal amount thereof has been reduced to zero;

3.

To the Class M-2 Certificates, until the class principal amount thereof has been reduced to zero;

4.

To the Class M-3 Certificates, until the class principal amount thereof has been reduced to zero;

5.

To the Class M-4 Certificates, until the class principal amount thereof has been reduced to zero;

6.

To the Class M-5 Certificates, until the class principal amount thereof has been reduced to zero;

7.

To the Class M-6 Certificates, until the class principal amount thereof has been reduced to zero;

8.

To the Class M-7 Certificates, until the class principal amount thereof has been reduced to zero;

9.

To the Class M-8 Certificates, until the class principal amount thereof has been reduced to zero; and

10.

To the Class M-9 Certificates, until the class principal amount thereof has been reduced to zero;

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date on or after the Step-Down Date and on which a Trigger Event is not in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Senior Certificates, the Senior Principal Distribution Amount for such Distribution Date:

a.

First to the NAS Certificates, for any Distribution Date will be equal to the product of (i) the NAS Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to that Distribution Date and (iii) the Senior Principal Distribution Amount for such Distribution Date, until the class principal amount of each such class has been reduced to zero.

b.

Second, sequentially:

i)

Pro rata to the Class A-1-A and Class A-1-B Certificates, until the class principal amount of each such class has been reduced to zero;

ii)

Pro rata to the Class A-2-A and Class A-2-B Certificates, until the class principal amount of each such class has been reduced to zero;

iii)

Pro rata to the Class A-3-A and Class A-3-B Certificates, until the class principal amount of each such class has been reduced to zero;

iv)

To the Class A-4 Certificates, until the class principal amount thereof has been reduced to zero;

v)

To the Class A-5 Certificates, until the class principal amount thereof has been reduced to zero;

vi)

To the NAS Certificates, until the class principal amount thereof has been reduced to zero.

2.

To the Class M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

3.

To the Class M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

4.

To the Class M-3 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

5.

To the Class M-4 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

6.

To the Class M-5 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

7.

To the Class M-6 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

8.

To the Class M-7 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

9.

To the Class M-8 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero; and

10.

To the Class M-9 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth above.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount in accordance with the priorities described above;

2.

To the Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3.

To the Class M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4.

To the Class M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5.

To the Class M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6.

To the Class M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7.

To the Class M-3 Certificates, the unpaid Interest Shortfall allocable to such class;

8.

To the Class M-3 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9.

To the Class M-4 Certificates, the unpaid Interest Shortfall allocable to such class;

10.

To the Class M-4 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11.

To the Class M-5 Certificates, the unpaid Interest Shortfall allocable to such class;

12.

To the Class M-5 Certificates, the Unpaid Realized Loss Amount allocable to such class;

13.

To the Class M-6 Certificates, the unpaid Interest Shortfall allocable to such class;

14.

To the Class M-6 Certificates, the Unpaid Realized Loss Amount allocable to such class;

15.

To the Class M-7 Certificates, the unpaid Interest Shortfall allocable to such class;

16.

To the Class M-7 Certificates, the Unpaid Realized Loss Amount allocable to such class;

17.

To the Class M-8 Certificates, the unpaid Interest Shortfall allocable to such class;

18.

To the Class M-8 Certificates, the Unpaid Realized Loss Amount allocable to such class;

19.

To the Class M-9 Certificates, the unpaid Interest Shortfall allocable to such class;

20.

To the Class M-9 Certificates, the Unpaid Realized Loss Amount allocable to such class;

21.

concurrently, to the holders of the Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

22.

To the Class M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

23.

To the Class M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

24.

To the Class M-3 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

25.

To the Class M-4 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

26.

To the Class M-5 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

27.

To the Class M-6 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

28.

To the Class M-7 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

29.

To the Class M-8 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

30.

To the Class M-9 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

31.

To the Certificates in accordance with the priorities set forth above, any Basis Risk Shortfall Carryover Amounts or Net WAC Shortfall Carryover Amounts, as applicable for the Certificates for such Distribution Date (in the case of the Class A-1-B, Class A-2-B, and Class A-3-B Certificates after giving effect to any amounts paid under the Yield Maintenance Agreements on such Distribution Date);

32.

To the Securities Administrator, the Custodian, the Trustee, or the Credit Risk Manager in respect of any unreimbursed expenses and indemnifications owing thereto; and

33.

To the Class CE Certificates.

Yield Maintenance Agreements and Reserve Fund

The Issuing Entity will have the benefit of three Yield Maintenance Agreements, which will benefit the Class A-1-B, Class A-2-B, and Class A-3-B Certificates. On each Distribution Date set forth on the related Yield Maintenance Schedule, the Yield Maintenance Agreement will pay an amount equal to the product of a) the excess, if any, of LIBOR (subject to the Rate Cap Ceiling of 11.50%) over the related Cap Strike Rate, b) the related Scheduled Notional Amount and c) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th of the month prior to the month of such Distribution Date to and including the 24th of the month of such Distribution Date, and the denominator of which is 360.

Any amounts allocated to the certificateholders from the Yield Maintenance Agreement will be distributed to the Reserve Fund. On each Distribution Date, amounts on deposit in the Reserve Fund will be distributed sequentially as follows:

1.

a.

From amounts received in respect of the Yield Maintenance Agreement related to the Class A-1-B Certificates, first, to the Class A-1-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B Certificates, and second, to the Class A-2-B, and Class A-3-B Certificates, pro-rata based on need, up to the Basis Risk Shortfall Carryover Amount for the Class A-2-B and Class A-3-B Certificates, to the extent unpaid after clauses b) and c) below;

b.

From amounts received in respect of the Yield Maintenance Agreement related to the Class A-2-B Certificates, first, to the Class A-2-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-2-B Certificates, and second, to the Class A-1-B, and Class A-3-B Certificates, pro-rata based on need, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B, and Class A-3-B Certificates, to the extent unpaid after clause a) above and  c) below;

c.

From amounts received in respect of the Yield Maintenance Agreement related to the Class A-3-B Certificates, first, to the Class A-3-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-3-B Certificates, and second, to the Class A-1-B and Class A-2-B Certificates, pro-rata based on need, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B and Class A-2-B Certificates, to the extent unpaid after clauses a) and b) above;

2.

to the Senior Certificates, pro rata, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above);

3.

to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates, in that order, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above); and

4.

to the Class CE Certificates, any remaining amounts.

Deal Summary

Issuing Entity	J.P. Morgan Mortgage Acquisition Trust, 2006-WF1
Offered Certificates

Class A-1-A, Class A-1-B, Class A-2-A Class A-2-B, Class A-3-A, Class A-3-B, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates are the “Offered Certificates”. In addition to the Offered Certificates, the trust fund will issue three classes of private classes of certificates, the Class M-9 Certificates, the Class CE Certificates, and the Class P Certificates.

Senior Certificates:

Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4, Class A-5, and Class A-6.

Mezzanine Certificates:

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9.

LIBOR Certificates:

Class A-1-B, Class A-2-B and Class A-3-B.

NAS Certificates:

Class A-6

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	U.S. Bank National Association.
Master Servicer	Well’s Fargo Bank, N.A. (the “Master Servicer”)
Servicer	Well’s Fargo Bank, N.A. (the “Servicer”)
Custodian	JPMorgan Chase Bank, N.A.
Cut-off Date	August 1, 2006.
Credit Risk Manager

Pentalpha Surveillance LLC will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans

Settlement Date	[August 31, 2006.]
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed (“PPC”)

100% PPC assumes 23% “HEP” which assumes a per annum rate of prepayment of 2.3% CPR of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by an additional 2.3% CPR each month until the 10th month of the life of the mortgage loans and remains constant at 23% CPR per annum in the 10th month of the life of the mortgage loans and in each month thereafter.

Summary of Terms

Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Basis Risk Shortfall Carryover Amounts

For any Distribution Date and each class of LIBOR Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates would have accrued on such Distribution Date had its certificate interest rate for such Distribution Date been equal to the lesser of (a) One-Month LIBOR plus the applicable certificate margin and (b) 11.50% per annum, over (y) the amount of interest such class of LIBOR Certificates accrued for such Distribution Date at the Net WAC Rate (adjusted to an actual/360 basis) and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for such class of LIBOR Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended accrual period at the lesser of (a) One-Month LIBOR plus the certificate margin for and such class of LIBOR Certificates for the related accrual period and (b) 11.50% per annum.

Cap Strike Rate	The rate specified in the Yield Maintenance Agreement for such Distribution Date.
Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related due period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in September 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Fixed Rate Certificates	The Senior Certificates and the Mezzanine Certificates, other than the LIBOR Certificates.
Interest Distribution Amount

With respect to each class of Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the mortgage loans and compensating interest paid by the Servicer with respect to the mortgage loans.

Interest Shortfall

With respect to any class of Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Mortgage Loan	The conventional, fixed rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.
Mortgage Insurance

All of the mortgage loans with loan to value ratios greater than 80.00% are covered by a primary mortgage insurance policy.  Approximately [55.75]% of the mortgage loans have policies that will be paid from excess interest by the trust.  Such mortgage insurance policies will cover the loans to an effective loan-to value ratio of 65.00%.  The mortgage insurance provider for such loans will be PMI Mortgage Insurance Co.

Approximately [5.09]% of the mortgage loans have policies that will continue to be paid for by Wells Fargo with no additional charge to the trust.

The weighted average effective LTV of the mortgage loans is [67.27]%

NAS Lockout Percentage

Distribution Date                                                         NAS Shift (1) (%)

September  2006 – August 2009                                         0

September 2009 – August 2011                                         45

September 2011 – August 2012                                         80

September 2012 – August 2013                                        100

September 2013 and thereafter                                         300

(1) Percentage of pro rata principal distribution amount due to the NAS Certificates.

Net Interest Shortfalls	With respect to any Distribution Date, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Certificates, (B) the Interest Shortfall for the Senior Certificates and (C) the Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement to cover such shortfall.

Net WAC Rate

For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their stated principal balances as of that date.

Net Mortgage Rate

With respect to any Mortgage Loan, the mortgage rate with respect to such Mortgage Loan less (a) the related servicing fee, (b) the rate at which any mortgage guaranty insurance premium accrues, if applicable and (c) Trust Oversight Management Fee

Net WAC Shortfall Carryover Amount

With respect to any Class of Fixed Rate Certificates and any Distribution Date, an amount equal to the sum of the excess of (x) the amount of interest such class of Fixed Rate Certificates would have accrued on such Distribution Date had its certificate rate been equal to the Fixed Rate for such Class of Certificates, over (y) the amount of interest such class of certificates actually accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Shortfall Carryover Amounts from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Fixed Rate for such class of Fixed Rated Certificates for the related Accrual Period.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [1.25]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.25]% of the aggregate stated principal balance of the mortgage loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.50]% of the aggregate Current Principal Balance of the Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Principal Distribution Amount	With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.
Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period, including any subsequent recoveries on the mortgage loans, and (iv) the principal portion of the purchase price of each mortgage loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the mortgage loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Yield Maintenance Agreement to cover the Unpaid Realized Loss Amounts.

Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Reserve Fund	The separate account for the benefit of the holders of the LIBOR Certificates for the deposit of any amounts received under the Yield Maintenance Agreement.
Scheduled Notional Amount	With respect to each class of LIBOR Certificates and any Distribution Date, the notional amount specified in the Yield Maintenance Agreement for such Distribution Date.
Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring September 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [19.00]% (as calculated prior to the distribution of Principal Distribution Amount on the Mezzanine Certificates).

Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 81.00% and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning September 1, 2006, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in August 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC, (vii) the date of issuance for the Certificates is August [31], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month, (ix) there are no Net Interest Shortfalls on any Distribution Date and (x) LIBOR is constant at [5.406]%.

Subordinate Class Principal Distribution Amount

With respect to any class of Mezzanine Certificates and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date the and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the related Senior Principal Distribution Amount and Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Trust Oversight Manager Fee	Approximately 0.0125% per annum on the outstanding principal balance of the mortgage loans, subject to a monthly minimum of $1,250.
Unpaid Realized Loss Amount	For any class of Senior, Mezzanine Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.
Yield Maintenance Agreement	The yield maintenance agreement documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together each with a schedule and a confirmation.

Prepayment Speed Sensitivity Table (To Call)(1)

Prepayment Speed	50%	75%	100%	125%	150%
Class A-1-A/A-1-B
WAL (yrs)	1.86	1.29	1.00	0.82	0.70
Principal Window (months)	1 - 47	1 - 31	1 - 24	1 - 19	1 - 16
# of months of principal payment	47	31	24	19	16
Class A-2-A/A-2-B
WAL (yrs)	4.52	3.00	2.25	1.80	1.49
Principal Window (months)	47 - 63	31 - 41	24 - 31	19 - 25	16 - 20
# of months of principal payment	17	11	8	7	5
Class A-3-A/A-3-B
WAL (yrs)	7.21	4.49	3.25	2.48	2.04
Principal Window (months)	63 - 120	41 - 70	31 - 50	25 - 36	20 - 29
# of months of principal payment	58	30	20	12	10
Class A-4
WAL (yrs)	12.11	7.50	5.00	3.75	2.74
Principal Window (months)	120 - 174	70 - 117	50 - 73	36 - 54	29 - 42
# of months of principal payment	55	48	24	19	14
Class A-5
WAL (yrs)	16.14	11.24	8.08	5.93	4.55
Principal Window (months)	174 - 197	117 - 138	73 - 104	54 - 82	42 - 66
# of months of principal payment	24	22	32	29	25
Class A-6
WAL (yrs)	7.96	7.09	6.50	5.86	5.12
Principal Window (months)	37 - 197	37 - 138	37 - 104	39 - 82	41 - 66
# of months of principal payment	161	102	68	44	26
Class M-1
WAL (yrs)	11.01	7.60	5.71	4.65	4.07
Principal Window (months)	65 - 197	44 - 138	37 - 104	38 - 82	40 - 66
# of months of principal payment	133	95	68	45	27
Class M-2
WAL (yrs)	11.01	7.60	5.71	4.63	4.01
Principal Window (months)	65 - 197	44 - 138	37 - 104	38 - 82	39 - 66
# of months of principal payment	133	95	68	45	28
Class M-3
WAL (yrs)	11.01	7.60	5.71	4.63	4.01
Principal Window (months)	65 - 197	44 - 138	37 - 104	38 - 82	38 - 66
# of months of principal payment	133	95	68	45	29
Class M-4
WAL (yrs)	11.01	7.60	5.71	4.63	3.98
Principal Window (months)	65 - 197	44 - 138	37 - 104	37 - 82	38 - 66
# of months of principal payment	133	95	68	46	29

Prepayment Speed Sensitivity Table (To Call, continued) (1)

Prepayment Speed	50%	75%	100%	125%	150%
Class M-5
WAL (yrs)	11.01	7.60	5.71	4.61	3.98
Principal Window (months)	65 - 197	44 - 138	37 - 104	37 - 82	38 - 66
# of months of principal payment	133	95	68	46	29
Class M-6
WAL (yrs)	11.01	7.60	5.71	4.61	3.98
Principal Window (months)	65 - 197	44 - 138	37 - 104	37 - 82	38 - 66
# of months of principal payment	133	95	68	46	29
Class M-7
WAL (yrs)	10.98	7.57	5.68	4.59	3.95
Principal Window (months)	65 - 197	44 - 138	37 - 104	37 - 82	37 - 66
# of months of principal payment	133	95	68	46	30
Class M-8
WAL (yrs)	10.69	7.36	5.52	4.46	3.83
Principal Window (months)	65 - 189	44 - 132	37 - 99	37 - 78	37 - 64
# of months of principal payment	125	89	63	42	28
Class M-9
WAL (yrs)	10.14	6.95	5.21	4.22	3.63
Principal Window (months)	65 - 170	44 - 118	37 - 88	37 - 70	37 - 57
# of months of principal payment	106	75	52	34	21

(1)Based on the Structuring Assumptions assuming that the optional call is exercised at the earliest possible date

Prepayment Speed Sensitivity Table (To Maturity)(1)

Prepayment Speed	50%	75%	100%	125%	150%
Class A-1-A/A-1-B
WAL (yrs)	1.86	1.29	1.00	0.82	0.70
Principal Window (months)	1 - 47	1 - 31	1 - 24	1 - 19	1 - 16
# of months of principal payment	47	31	24	19	16
Class A-2-A/A-2-B
WAL (yrs)	4.52	3.00	2.25	1.80	1.49
Principal Window (months)	47 - 63	31 - 41	24 - 31	19 - 25	16 - 20
# of months of principal payment	17	11	8	7	5
Class A-3-A/A-3-B
WAL (yrs)	7.21	4.49	3.25	2.48	2.04
Principal Window (months)	63 - 120	41 - 70	31 - 50	25 - 36	20 - 29
# of months of principal payment	58	30	20	12	10
Class A-4
WAL (yrs)	12.11	7.50	5.00	3.75	2.74
Principal Window (months)	120 - 174	70 - 117	50 - 73	36 - 54	29 - 42
# of months of principal payment	55	48	24	19	14
Class A-5
WAL (yrs)	19.46	14.17	10.30	7.37	5.19
Principal Window (months)	174 - 333	117 - 283	73 - 225	54 - 181	42 - 148
# of months of principal payment	160	167	153	128	107
Class A-6
WAL (yrs)	7.98	7.14	6.64	6.36	6.23
Principal Window (months)	37 - 331	37 - 281	37 - 223	39 - 178	41 - 146
# of months of principal payment	295	245	187	140	106
Class M-1
WAL (yrs)	11.75	8.22	6.18	5.03	4.39
Principal Window (months)	65 - 279	44 - 209	37 - 160	38 - 126	40 - 103
# of months of principal payment	215	166	124	89	64
Class M-2
WAL (yrs)	11.64	8.12	6.11	4.95	4.28
Principal Window (months)	65 - 259	44 - 190	37 - 144	38 - 114	39 - 93
# of months of principal payment	195	147	108	77	55
Class M-3
WAL (yrs)	11.56	8.05	6.04	4.90	4.24
Principal Window (months)	65 - 246	44 - 179	37 - 135	38 - 107	38 - 87
# of months of principal payment	182	136	99	70	50
Class M-4
WAL (yrs)	11.46	7.96	5.98	4.84	4.16
Principal Window (months)	65 - 237	44 - 170	37 - 129	37 - 101	38 - 83
# of months of principal payment	173	127	93	65	46

Prepayment Speed Sensitivity Table (To Maturity, continued) (1)

Prepayment Speed	50%	75%	100%	125%	150%
Class M-5
WAL (yrs)	11.34	7.86	5.90	4.76	4.11
Principal Window (months)	65 - 225	44 - 160	37 - 121	37 - 95	38 - 78
# of months of principal payment	161	117	85	59	41
Class M-6
WAL (yrs)	11.20	7.75	5.82	4.70	4.06
Principal Window (months)	65 - 215	44 - 153	37 - 115	37 - 90	38 - 74
# of months of principal payment	151	110	79	54	37
Class M-7
WAL (yrs)	11.00	7.60	5.70	4.60	3.97
Principal Window (months)	65 - 204	44 - 143	37 - 108	37 - 85	37 - 69
# of months of principal payment	140	100	72	49	33
Class M-8
WAL (yrs)	10.69	7.36	5.52	4.46	3.83
Principal Window (months)	65 - 189	44 - 132	37 - 99	37 - 78	37 - 64
# of months of principal payment	125	89	63	42	28
Class M-9
WAL (yrs)	10.14	6.95	5.21	4.22	3.63
Principal Window (months)	65 - 170	44 - 118	37 - 88	37 - 70	37 - 57
# of months of principal payment	106	75	52	34	21

(1)Based on the Structuring Assumptions

Class A-1-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Sep-06	5.506	5.506	5.506	5.506
25-Oct-06	11.500	11.500	11.500	11.500
25-Nov-06	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500
25-Aug-08	11.500	11.500	11.500	11.500
25-Sep-08	11.500	11.500	11.500
25-Oct-08	11.500	11.500	11.500
25-Nov-08	11.500	11.500	11.500
25-Dec-08	11.500	11.500	11.500
25-Jan-09	11.500	11.500	11.500
25-Feb-09	11.500	11.500	11.500
25-Mar-09	11.500	11.500	11.500
25-Apr-09	11.500	11.500
25-May-09	11.500	11.500
25-Jun-09	11.500	11.500
25-Jul-09	11.500	11.500
25-Aug-09	11.500	11.500
25-Sep-09	11.500	11.500
25-Oct-09	11.500	11.500
25-Nov-09	11.500	11.500
25-Dec-09	11.500	11.500
25-Jan-10	11.500	11.500
25-Feb-10	11.500	11.500
25-Mar-10	11.500	11.500
25-Apr-10	11.500	11.500
25-May-10	11.500	11.500
25-Jun-10	11.500	11.500
25-Jul-10	11.500	11.500
25-Aug-10	11.500
25-Sep-10	11.500
25-Oct-10	11.500
25-Nov-10	11.500
25-Dec-10	11.500
25-Jan-11	11.500
25-Feb-11	11.500
25-Mar-11	11.500
25-Apr-11	11.500
25-May-11	11.500
25-Jun-11	11.500
25-Jul-11	11.500
25-Aug-11	11.500
25-Sep-11	11.500
25-Oct-11	11.500
25-Nov-11	11.500
25-Dec-11	11.500
25-Jan-12	11.457
25-Feb-12	11.434
25-Mar-12	11.627
25-Apr-12	11.384
25-May-12	11.627
25-Jun-12	11.340
25-Jul-12	11.677
25-Aug-12	11.358
25-Sep-12	11.395
25-Oct-12	11.787
25-Nov-12	11.446
25-Dec-12	11.560
25-Jan-13	11.500
25-Feb-13	11.500
25-Mar-13	11.500
25-Apr-13	11.500
25-May-13	11.500
25-Jun-13	11.500
25-Jul-13	11.500
25-Aug-13	11.500
25-Sep-13	11.500
25-Oct-13	11.500
25-Nov-13	11.500
25-Dec-13	11.500
25-Jan-14	11.500
25-Feb-14	11.500
25-Mar-14	11.500

1.

Available Funds Cap equals a) the interest paid out to the Class A-1-B Certificates divided by b) the Class A-1-B balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR is 11.40%.

Class A-2-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Sep-06	5.536	5.536	5.536	5.536
25-Oct-06	11.500	11.500	11.500	11.500
25-Nov-06	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500
25-Aug-08	11.500	11.500	11.500	11.500
25-Sep-08	11.500	11.500	11.500	11.500
25-Oct-08	11.500	11.500	11.500	11.500
25-Nov-08	11.500	11.500	11.500	11.500
25-Dec-08	11.500	11.500	11.500	11.500
25-Jan-09	11.500	11.500	11.500	11.500
25-Feb-09	11.500	11.500	11.500	11.500
25-Mar-09	11.500	11.500	11.500	11.500
25-Apr-09	11.500	11.500	11.500
25-May-09	11.500	11.500	11.500
25-Jun-09	11.500	11.500	11.500
25-Jul-09	11.500	11.500	11.500
25-Aug-09	11.500	11.500	11.500
25-Sep-09	11.500	11.500	11.500
25-Oct-09	11.500	11.500	11.500
25-Nov-09	11.500	11.500	11.500
25-Dec-09	11.500	11.500	11.500
25-Jan-10	11.500	11.500	11.500
25-Feb-10	11.500	11.500
25-Mar-10	11.500	11.500
25-Apr-10	11.500	11.500
25-May-10	11.500	11.500
25-Jun-10	11.500	11.500
25-Jul-10	11.500	11.500
25-Aug-10	11.500	11.500
25-Sep-10	11.500	11.500
25-Oct-10	11.500	11.500
25-Nov-10	11.500	11.500
25-Dec-10	11.500	11.500
25-Jan-11	11.500	11.500
25-Feb-11	11.500	11.500
25-Mar-11	11.500	11.500
25-Apr-11	11.500	11.500
25-May-11	11.500	11.500
25-Jun-11	11.500	11.500
25-Jul-11	11.500	11.500
25-Aug-11	11.500	11.500
25-Sep-11	11.500	11.500
25-Oct-11	11.500	11.500
25-Nov-11	11.500	11.500
25-Dec-11	11.500
25-Jan-12	11.463
25-Feb-12	11.438
25-Mar-12	11.608
25-Apr-12	11.390
25-May-12	11.614
25-Jun-12	11.346
25-Jul-12	11.661
25-Aug-12	11.364
25-Sep-12	11.392
25-Oct-12	11.756
25-Nov-12	11.451
25-Dec-12	11.551
25-Jan-13	11.500
25-Feb-13	11.500
25-Mar-13	11.500
25-Apr-13	11.500
25-May-13	11.500
25-Jun-13	11.500
25-Jul-13	11.500
25-Aug-13	11.500
25-Sep-13	11.500
25-Oct-13	11.500
25-Nov-13	11.500
25-Dec-13	11.500
25-Jan-14	11.500
25-Feb-14	11.500
25-Mar-14	11.500
25-Apr-14	11.500
25-May-14	11.500
25-Jun-14	11.500
25-Jul-14	11.500
25-Aug-14	11.500
25-Sep-14	11.500
25-Oct-14	11.500
25-Nov-14	11.500
25-Dec-14	11.500
25-Jan-15	11.500
25-Feb-15	11.500
25-Mar-15	11.500
25-Apr-15	11.500
25-May-15	11.500
25-Jun-15	11.500
25-Jul-15	11.500
25-Aug-15	11.500
25-Sep-15	11.500
25-Oct-15	11.500
25-Nov-15	11.500
25-Dec-15	11.500
25-Jan-16	11.500
25-Feb-16	11.500
25-Mar-16	11.500
25-Apr-16	11.500
25-May-16	11.500
25-Jun-16	11.500
25-Jul-16	11.500
25-Aug-16	11.500
25-Sep-16	11.500
25-Oct-16	11.500
25-Nov-16	11.500
25-Dec-16	11.500
25-Jan-17	11.500
25-Feb-17	11.500
25-Mar-17	11.500
25-Apr-17	11.500
25-May-17	11.500
25-Jun-17	11.500
25-Jul-17	11.500

1.

Available Funds Cap equals a) the interest paid out to the Class A-2-B Certificates divided by b) the Class A-2-B balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR is 11.37%.

Class A-3-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Sep-06	5.556	5.556	5.556	5.556
25-Oct-06	11.500	11.500	11.500	11.500
25-Nov-06	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500
25-Aug-08	11.500	11.500	11.500	11.500
25-Sep-08	11.500	11.500	11.500	11.500
25-Oct-08	11.500	11.500	11.500	11.500
25-Nov-08	11.500	11.500	11.500	11.500
25-Dec-08	11.500	11.500	11.500	11.500
25-Jan-09	11.500	11.500	11.500	11.500
25-Feb-09	11.500	11.500	11.500	11.500
25-Mar-09	11.500	11.500	11.500	11.500
25-Apr-09	11.500	11.500	11.500	11.500
25-May-09	11.500	11.500	11.500	11.500
25-Jun-09	11.500	11.500	11.500	11.500
25-Jul-09	11.500	11.500	11.500	11.500
25-Aug-09	11.500	11.500	11.500	11.500
25-Sep-09	11.500	11.500	11.500	11.500
25-Oct-09	11.500	11.500	11.500	11.500
25-Nov-09	11.500	11.500	11.500	11.500
25-Dec-09	11.500	11.500	11.500	11.500
25-Jan-10	11.500	11.500	11.500	11.500
25-Feb-10	11.500	11.500	11.500	11.500
25-Mar-10	11.500	11.500	11.500	11.500
25-Apr-10	11.500	11.500	11.500	11.500
25-May-10	11.500	11.500	11.500	11.500
25-Jun-10	11.500	11.500	11.500	11.500
25-Jul-10	11.500	11.500	11.500	11.500
25-Aug-10	11.500	11.500	11.500	11.500
25-Sep-10	11.500	11.500	11.500	11.500
25-Oct-10	11.500	11.500	11.500	11.500
25-Nov-10	11.500	11.500	11.500
25-Dec-10	11.500	11.500	11.500
25-Jan-11	11.500	11.500	11.500
25-Feb-11	11.500	11.500	11.500
25-Mar-11	11.500	11.500	11.500
25-Apr-11	11.500	11.500	11.500
25-May-11	11.500	11.500	11.500
25-Jun-11	11.500	11.500	11.500
25-Jul-11	11.500	11.500	11.500
25-Aug-11	11.500	11.500	11.500
25-Sep-11	11.500	11.500	11.500
25-Oct-11	11.500	11.500	11.500
25-Nov-11	11.500	11.500	11.500
25-Dec-11	11.500	11.500	11.500
25-Jan-12	11.477	11.500	11.500
25-Feb-12	11.454	11.500	11.500
25-Mar-12	11.575	11.500	11.500
25-Apr-12	11.408	11.500	11.500
25-May-12	11.596	11.500	11.500
25-Jun-12	11.359	11.500	11.500
25-Jul-12	11.647	11.500
25-Aug-12	11.374	11.500
25-Sep-12	11.402	11.500
25-Oct-12	11.735	11.500
25-Nov-12	11.461	11.500
25-Dec-12	11.541	11.500
25-Jan-13	11.500	11.500
25-Feb-13	11.500	11.500
25-Mar-13	11.500	11.500
25-Apr-13	11.500	11.500
25-May-13	11.500	11.500
25-Jun-13	11.500	11.500
25-Jul-13	11.500	11.500
25-Aug-13	11.500	11.500
25-Sep-13	11.500	11.500
25-Oct-13	11.500	11.500
25-Nov-13	11.500	11.500
25-Dec-13	11.500	11.500
25-Jan-14	11.500	11.500
25-Feb-14	11.500	11.500
25-Mar-14	11.500	11.500
25-Apr-14	11.500	11.500
25-May-14	11.500	11.500
25-Jun-14	11.500	11.500
25-Jul-14	11.500	11.500
25-Aug-14	11.500	11.500
25-Sep-14	11.500	11.500
25-Oct-14	11.500	11.500
25-Nov-14	11.500	11.500
25-Dec-14	11.500	11.500
25-Jan-15	11.500	11.500
25-Feb-15	11.500	11.500
25-Mar-15	11.500	11.500
25-Apr-15	11.500	11.500
25-May-15	11.500	11.500
25-Jun-15	11.500	11.500
25-Jul-15	11.500	11.500
25-Aug-15	11.500	11.500
25-Sep-15	11.500	11.500
25-Oct-15	11.500	11.500
25-Nov-15	11.500	11.500
25-Dec-15	11.500	11.500
25-Jan-16	11.500	11.500
25-Feb-16	11.500	11.500
25-Mar-16	11.500	11.500
25-Apr-16	11.500	11.500
25-May-16	11.500	11.500
25-Jun-16	11.500	11.500
25-Jul-16	11.500	11.500
25-Aug-16	11.500	11.500
25-Sep-16	11.500
25-Oct-16	11.500
25-Nov-16	11.500
25-Dec-16	11.500
25-Jan-17	11.500
25-Feb-17	11.500
25-Mar-17	11.500
25-Apr-17	11.500
25-May-17	11.500
25-Jun-17	11.500
25-Jul-17	11.500
25-Aug-17	11.500
25-Sep-17	11.500
25-Oct-17	11.500
25-Nov-17	11.500
25-Dec-17	11.500
25-Jan-18	11.500
25-Feb-18	11.500
25-Mar-18	11.500
25-Apr-18	11.500
25-May-18	11.500
25-Jun-18	11.500
25-Jul-18	11.500
25-Aug-18	11.500
25-Sep-18	11.500
25-Oct-18	11.500
25-Nov-18	11.500
25-Dec-18	11.500
25-Jan-19	11.500
25-Feb-19	11.500
25-Mar-19	11.500
25-Apr-19	11.500
25-May-19	11.500
25-Jun-19	11.500
25-Jul-19	11.500
25-Aug-19	11.500
25-Sep-19	11.500
25-Oct-19	11.500
25-Nov-19	11.500
25-Dec-19	11.500
25-Jan-20	11.500
25-Feb-20	11.500
25-Mar-20	11.500
25-Apr-20	11.500
25-May-20	11.500
25-Jun-20	11.500
25-Jul-20	11.500
25-Aug-20	11.500
25-Sep-20	11.500
25-Oct-20	11.500
25-Nov-20	11.500
25-Dec-20	11.500
25-Jan-21	11.500
25-Feb-21	11.500
25-Mar-21	11.500
25-Apr-21	11.500
25-May-21	11.500
25-Jun-21	11.500
25-Jul-21	11.500
25-Aug-21	11.500
25-Sep-21	11.500
25-Oct-21	11.500
25-Nov-21	11.500
25-Dec-21	11.500
25-Jan-22	11.500
25-Feb-22	11.500
25-Mar-22	11.500
25-Apr-22	11.500
25-May-22	11.500
25-Jun-22	11.500
25-Jul-22	11.500
25-Aug-22	11.500
25-Sep-22	11.500
25-Oct-22	11.500
25-Nov-22	11.500
25-Dec-22	11.500
25-Jan-23	11.500
25-Feb-23	11.500
25-Mar-23	11.500
25-Apr-23	11.500
25-May-23	11.500
25-Jun-23	11.500
25-Jul-23	11.500
25-Aug-23	11.500
25-Sep-23	11.500
25-Oct-23	11.500
25-Nov-23	11.500
25-Dec-23	11.500
25-Jan-24	11.500

1.

Available Funds Cap equals a) the interest paid out to the Class A-3-B Certificates divided by b) the Class A-3-B balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR is 11.35%.

Yield Maintenance Agreement Schedule- Class A-1-B(1)

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)(1)	Rate Cap Ceiling (%)
25-Sep-07	155,000,000.00	N/A	N/A
25-Oct-06	152,137,685.81	7.145	11.500
25-Nov-06	148,664,667.65	6.912	11.500
25-Dec-06	144,586,648.48	7.146	11.500
25-Jan-07	139,914,953.79	6.913	11.500
25-Feb-07	134,661,668.90	6.913	11.500
25-Mar-07	128,853,555.13	7.665	11.500
25-Apr-07	122,602,178.78	6.913	11.500
25-May-07	116,448,727.39	7.147	11.500
25-Jun-07	110,393,845.92	6.914	11.500
25-Jul-07	104,435,970.74	7.147	11.500
25-Aug-07	98,573,562.88	6.914	11.500
25-Sep-07	92,805,107.64	6.914	11.500
25-Oct-07	87,129,114.22	7.148	11.500
25-Nov-07	81,544,115.35	6.914	11.500
25-Dec-07	76,048,666.91	7.148	11.500
25-Jan-08	70,641,347.57	6.914	11.500
25-Feb-08	65,320,758.41	6.914	11.500
25-Mar-08	60,085,522.62	7.398	11.500
25-Apr-08	54,934,285.09	6.914	11.500
25-May-08	49,865,712.11	7.148	11.500
25-Jun-08	44,878,491.03	6.914	11.500
25-Jul-08	39,971,329.91	7.148	11.500
25-Aug-08	35,142,957.20	6.915	11.500
25-Sep-08	30,392,121.43	6.915	11.500
25-Oct-08	25,717,590.89	7.149	11.500
25-Nov-08	21,118,153.30	6.915	11.500
25-Dec-08	16,592,615.56	7.149	11.500
25-Jan-09	12,139,803.37	6.915	11.500
25-Feb-09	7,758,560.98	6.915	11.500
25-Mar-09	3,447,750.91	7.667	11.500

1.

The strike rate is calculated by subtracting the margin of the Class A-1-B certificates from the Net WAC of the underlying collateral using a prepayment assumption of 75% PPC.

Yield Maintenance Agreement Schedule- Class A-2-B(1)

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)(1)	Rate Cap Ceiling (%)
25-Sep-06	40,000,000.00	N/A	N/A
25-Oct-06	40,000,000.00	7.115	11.500
25-Nov-06	40,000,000.00	6.882	11.500
25-Dec-06	40,000,000.00	7.116	11.500
25-Jan-07	40,000,000.00	6.883	11.500
25-Feb-07	40,000,000.00	6.883	11.500
25-Mar-07	40,000,000.00	7.635	11.500
25-Apr-07	40,000,000.00	6.883	11.500
25-May-07	40,000,000.00	7.117	11.500
25-Jun-07	40,000,000.00	6.884	11.500
25-Jul-07	40,000,000.00	7.117	11.500
25-Aug-07	40,000,000.00	6.884	11.500
25-Sep-07	40,000,000.00	6.884	11.500
25-Oct-07	40,000,000.00	7.118	11.500
25-Nov-07	40,000,000.00	6.884	11.500
25-Dec-07	40,000,000.00	7.118	11.500
25-Jan-08	40,000,000.00	6.884	11.500
25-Feb-08	40,000,000.00	6.884	11.500
25-Mar-08	40,000,000.00	7.368	11.500
25-Apr-08	40,000,000.00	6.884	11.500
25-May-08	40,000,000.00	7.118	11.500
25-Jun-08	40,000,000.00	6.884	11.500
25-Jul-08	40,000,000.00	7.118	11.500
25-Aug-08	40,000,000.00	6.885	11.500
25-Sep-08	40,000,000.00	6.885	11.500
25-Oct-08	40,000,000.00	7.119	11.500
25-Nov-08	40,000,000.00	6.885	11.500
25-Dec-08	40,000,000.00	7.119	11.500
25-Jan-09	40,000,000.00	6.885	11.500
25-Feb-09	40,000,000.00	6.885	11.500
25-Mar-09	40,000,000.00	7.637	11.500
25-Apr-09	39,159,153.48	6.885	11.500
25-May-09	34,738,228.37	7.119	11.500
25-Jun-09	30,388,412.98	6.885	11.500
25-Jul-09	26,108,576.67	7.119	11.500
25-Aug-09	21,897,606.65	6.886	11.500
25-Sep-09	17,754,407.72	6.886	11.500
25-Oct-09	14,026,991.42	7.120	11.500
25-Nov-09	10,363,391.85	6.886	11.500
25-Dec-09	6,762,587.60	7.120	11.500
25-Jan-10	3,223,573.82	6.886	11.500

1.

The strike rate is calculated by subtracting the margin of the Class A-2-B Certificates from the Net WAC of the underlying collateral using a prepayment assumption of 75% PPC.

Yield Maintenance Agreement Schedule- Class A-3-B(1)

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)(1)	Rate Cap Ceiling (%)
25-Sep-06	60,000,000.00	N/A	N/A
25-Oct-06	60,000,000.00	7.095	11.500
25-Nov-06	60,000,000.00	6.862	11.500
25-Dec-06	60,000,000.00	7.096	11.500
25-Jan-07	60,000,000.00	6.863	11.500
25-Feb-07	60,000,000.00	6.863	11.500
25-Mar-07	60,000,000.00	7.615	11.500
25-Apr-07	60,000,000.00	6.863	11.500
25-May-07	60,000,000.00	7.097	11.500
25-Jun-07	60,000,000.00	6.864	11.500
25-Jul-07	60,000,000.00	7.097	11.500
25-Aug-07	60,000,000.00	6.864	11.500
25-Sep-07	60,000,000.00	6.864	11.500
25-Oct-07	60,000,000.00	7.098	11.500
25-Nov-07	60,000,000.00	6.864	11.500
25-Dec-07	60,000,000.00	7.098	11.500
25-Jan-08	60,000,000.00	6.864	11.500
25-Feb-08	60,000,000.00	6.864	11.500
25-Mar-08	60,000,000.00	7.348	11.500
25-Apr-08	60,000,000.00	6.864	11.500
25-May-08	60,000,000.00	7.098	11.500
25-Jun-08	60,000,000.00	6.864	11.500
25-Jul-08	60,000,000.00	7.098	11.500
25-Aug-08	60,000,000.00	6.865	11.500
25-Sep-08	60,000,000.00	6.865	11.500
25-Oct-08	60,000,000.00	7.099	11.500
25-Nov-08	60,000,000.00	6.865	11.500
25-Dec-08	60,000,000.00	7.099	11.500
25-Jan-09	60,000,000.00	6.865	11.500
25-Feb-09	60,000,000.00	6.865	11.500
25-Mar-09	60,000,000.00	7.617	11.500
25-Apr-09	60,000,000.00	6.865	11.500
25-May-09	60,000,000.00	7.099	11.500
25-Jun-09	60,000,000.00	6.865	11.500
25-Jul-09	60,000,000.00	7.099	11.500
25-Aug-09	60,000,000.00	6.866	11.500
25-Sep-09	60,000,000.00	6.866	11.500
25-Oct-09	60,000,000.00	7.100	11.500
25-Nov-09	60,000,000.00	6.866	11.500
25-Dec-09	60,000,000.00	7.100	11.500
25-Jan-10	60,000,000.00	6.866	11.500
25-Feb-10	59,761,099.83	6.866	11.500
25-Mar-10	56,553,989.85	7.618	11.500
25-Apr-10	53,402,114.09	6.866	11.500
25-May-10	50,336,069.04	7.100	11.500
25-Jun-10	47,870,365.55	6.866	11.500
25-Jul-10	45,446,736.82	7.100	11.500
25-Aug-10	43,064,497.03	6.867	11.500
25-Sep-10	40,722,971.31	6.867	11.500
25-Oct-10	38,421,495.57	7.101	11.500
25-Nov-10	36,159,416.34	6.867	11.500
25-Dec-10	33,936,090.59	7.101	11.500
25-Jan-11	31,750,885.55	6.867	11.500
25-Feb-11	29,603,178.59	6.867	11.500
25-Mar-11	27,492,357.01	7.619	11.500
25-Apr-11	25,417,817.93	6.867	11.500
25-May-11	23,378,968.10	7.101	11.500
25-Jun-11	21,375,196.85	6.868	11.500
25-Jul-11	19,391,969.80	7.102	11.500
25-Aug-11	17,442,695.94	6.868	11.500
25-Sep-11	15,527,207.62	6.868	11.500
25-Oct-11	13,823,170.29	7.102	11.500
25-Nov-11	12,148,177.33	6.868	11.500
25-Dec-11	10,501,747.18	7.102	11.500
25-Jan-12	8,883,406.14	6.868	11.500
25-Feb-12	7,292,688.20	6.868	11.500
25-Mar-12	5,729,134.96	7.352	11.500
25-Apr-12	4,192,295.51	6.868	11.500
25-May-12	2,681,726.27	7.102	11.500
25-Jun-12	1,196,990.89	6.869	11.500

1.

The strike rate is calculated by subtracting the margin of the Class A-3-B certificates from the Net WAC of the underlying collateral using a prepayment assumption of 75% PPC.

Excess Interest (1) (2)

Distribution Period	Excess Interest (1)(2)
25-Sep-06	1.95%
25-Oct-06	1.49%
25-Nov-06	1.43%
25-Dec-06	1.48%
25-Jan-07	1.42%
25-Feb-07	1.42%
25-Mar-07	1.58%
25-Apr-07	1.42%
25-May-07	1.47%
25-Jun-07	1.41%
25-Jul-07	1.46%
25-Aug-07	1.40%
25-Sep-07	1.40%
25-Oct-07	1.44%
25-Nov-07	1.39%
25-Dec-07	1.43%
25-Jan-08	1.38%
25-Feb-08	1.38%
25-Mar-08	1.46%
25-Apr-08	1.37%
25-May-08	1.40%
25-Jun-08	1.36%
25-Jul-08	1.39%
25-Aug-08	1.35%
25-Sep-08	1.35%
25-Oct-08	1.38%
25-Nov-08	1.34%
25-Dec-08	1.37%
25-Jan-09	1.33%
25-Feb-09	1.33%
25-Mar-09	1.40%
25-Apr-09	1.32%
25-May-09	1.34%
25-Jun-09	1.31%
25-Jul-09	1.33%
25-Aug-09	1.30%
25-Sep-09	1.30%
25-Oct-09	1.31%
25-Nov-09	1.28%
25-Dec-09	1.29%
25-Jan-10	1.27%
25-Feb-10	1.27%
25-Mar-10	1.29%
25-Apr-10	1.26%
25-May-10	1.26%
25-Jun-10	1.24%
25-Jul-10	1.24%
25-Aug-10	1.23%
25-Sep-10	1.22%
25-Oct-10	1.22%
25-Nov-10	1.21%
25-Dec-10	1.21%
25-Jan-11	1.21%
25-Feb-11	1.21%
25-Mar-11	1.20%
25-Apr-11	1.20%
25-May-11	1.20%
25-Jun-11	1.20%
25-Jul-11	1.20%
25-Aug-11	1.19%
25-Sep-11	1.19%
25-Oct-11	1.19%
25-Nov-11	1.19%
25-Dec-11	1.18%
25-Jan-12	1.18%
25-Feb-12	1.18%
25-Mar-12	1.18%
25-Apr-12	1.17%
25-May-12	1.17%
25-Jun-12	1.17%
25-Jul-12	1.16%
25-Aug-12	1.16%
25-Sep-12	1.16%
25-Oct-12	1.15%
25-Nov-12	1.16%
25-Dec-12	1.16%
25-Jan-13	1.17%
25-Feb-13	1.17%
25-Mar-13	1.18%
25-Apr-13	1.18%
25-May-13	1.19%
25-Jun-13	1.20%
25-Jul-13	1.20%
25-Aug-13	1.21%
25-Sep-13	1.21%
25-Oct-13	1.21%
25-Nov-13	1.21%
25-Dec-13	1.22%
25-Jan-14	1.22%
25-Feb-14	1.22%
25-Mar-14	1.22%
25-Apr-14	1.22%
25-May-14	1.22%
25-Jun-14	1.23%
25-Jul-14	1.23%
25-Aug-14	1.23%
25-Sep-14	1.24%
25-Oct-14	1.24%
25-Nov-14	1.25%
25-Dec-14	1.25%
25-Jan-15	1.26%
25-Feb-15	1.27%
25-Mar-15	1.27%
25-Apr-15	1.28%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the mortgage loans prepay at a speed of 100% PPC.

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the principal balance of the Certificates prior to any distributions of principal on such Distribution Date.

Breakeven Losses

	Breakeven CDR%(a)	WAL (yr)	Cum Loss %
M-1	10.17	11.83	8.91
M-2	8.51	14.58	7.77
M-3	7.57	16.23	7.08
M-4	6.67	16.69	6.38
M-5	6.09	17.95	5.92
M-6	5.53	18.32	5.46
M-7	5.00	18.53	5.01
M-8	4.53	18.76	4.59
M-9	4.20	19.25	4.30

Assumptions:

(1)

Run at pricing speed to maturity

(2)

Forward LIBOR

(3)

Assumes deal does not step-down

(4)

30% Loss Severity

(5)

12 month recovery lag

(6)

 ‘Break’ is first dollar of principal loss

(7)

Settlement date is 08/31/2006

(8)

CDRs are approximate

(9)

100% Principal and interest is advanced

(10)

Principal writedowns are treated as principal payments in the WAL calculation.

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Forward Libor Curve

25-Sep-06	5.406
25-Oct-06	5.527
25-Nov-06	5.507
25-Dec-06	5.518
25-Jan-07	5.485
25-Feb-07	5.463
25-Mar-07	5.410
25-Apr-07	5.417
25-May-07	5.366
25-Jun-07	5.325
25-Jul-07	5.313
25-Aug-07	5.291
25-Sep-07	5.265
25-Oct-07	5.239
25-Nov-07	5.216
25-Dec-07	5.194
25-Jan-08	5.175
25-Feb-08	5.158
25-Mar-08	5.144
25-Apr-08	5.135
25-May-08	5.129
25-Jun-08	5.129
25-Jul-08	5.133
25-Aug-08	5.142
25-Sep-08	5.154
25-Oct-08	5.166
25-Nov-08	5.179
25-Dec-08	5.193
25-Jan-09	5.207
25-Feb-09	5.220
25-Mar-09	5.234
25-Apr-09	5.247
25-May-09	5.259
25-Jun-09	5.269
25-Jul-09	5.279
25-Aug-09	5.287
25-Sep-09	5.295
25-Oct-09	5.303
25-Nov-09	5.311
25-Dec-09	5.318
25-Jan-10	5.326
25-Feb-10	5.334
25-Mar-10	5.341
25-Apr-10	5.348
25-May-10	5.354
25-Jun-10	5.360
25-Jul-10	5.366
25-Aug-10	5.371
25-Sep-10	5.377
25-Oct-10	5.383
25-Nov-10	5.389
25-Dec-10	5.395
25-Jan-11	5.402
25-Feb-11	5.409
25-Mar-11	5.416
25-Apr-11	5.424
25-May-11	5.432
25-Jun-11	5.440
25-Jul-11	5.449
25-Aug-11	5.458
25-Sep-11	5.466
25-Oct-11	5.474
25-Nov-11	5.481
25-Dec-11	5.487
25-Jan-12	5.492
25-Feb-12	5.496
25-Mar-12	5.499
25-Apr-12	5.501
25-May-12	5.502
25-Jun-12	5.502
25-Jul-12	5.500
25-Aug-12	5.497
25-Sep-12	5.495
25-Oct-12	5.493
25-Nov-12	5.492
25-Dec-12	5.492
25-Jan-13	5.493
25-Feb-13	5.495
25-Mar-13	5.498
25-Apr-13	5.502
25-May-13	5.507
25-Jun-13	5.514
25-Jul-13	5.522
25-Aug-13	5.530
25-Sep-13	5.538
25-Oct-13	5.546
25-Nov-13	5.552
25-Dec-13	5.558
25-Jan-14	5.562
25-Feb-14	5.566
25-Mar-14	5.569
25-Apr-14	5.570
25-May-14	5.570
25-Jun-14	5.569
25-Jul-14	5.567
25-Aug-14	5.564
25-Sep-14	5.562
25-Oct-14	5.561
25-Nov-14	5.561
25-Dec-14	5.563
25-Jan-15	5.566
25-Feb-15	5.571
25-Mar-15	5.577
25-Apr-15	5.585
25-May-15	5.594
25-Jun-15	5.605
25-Jul-15	5.618
25-Aug-15	5.631
25-Sep-15	5.644
25-Oct-15	5.655
25-Nov-15	5.664
25-Dec-15	5.670
25-Jan-16	5.675
25-Feb-16	5.677
25-Mar-16	5.677
25-Apr-16	5.674
25-May-16	5.669
25-Jun-16	5.661
25-Jul-16	5.651
25-Aug-16	5.639
25-Sep-16	5.628
25-Oct-16	5.618
25-Nov-16	5.611
25-Dec-16	5.607
25-Jan-17	5.604
25-Feb-17	5.604
25-Mar-17	5.606
25-Apr-17	5.610
25-May-17	5.617
25-Jun-17	5.627
25-Jul-17	5.639
25-Aug-17	5.653
25-Sep-17	5.667
25-Oct-17	5.680
25-Nov-17	5.691
25-Dec-17	5.701
25-Jan-18	5.710
25-Feb-18	5.718
25-Mar-18	5.724
25-Apr-18	5.728
25-May-18	5.731
25-Jun-18	5.733
25-Jul-18	5.733
25-Aug-18	5.731
25-Sep-18	5.730
25-Oct-18	5.728
25-Nov-18	5.725
25-Dec-18	5.723
25-Jan-19	5.721
25-Feb-19	5.718
25-Mar-19	5.715
25-Apr-19	5.712
25-May-19	5.709
25-Jun-19	5.706
25-Jul-19	5.703
25-Aug-19	5.699
25-Sep-19	5.697
25-Oct-19	5.695
25-Nov-19	5.694
25-Dec-19	5.694
25-Jan-20	5.696
25-Feb-20	5.698
25-Mar-20	5.702
25-Apr-20	5.706
25-May-20	5.712
25-Jun-20	5.719
25-Jul-20	5.727
25-Aug-20	5.736
25-Sep-20	5.744
25-Oct-20	5.752
25-Nov-20	5.758
25-Dec-20	5.764
25-Jan-21	5.768
25-Feb-21	5.771
25-Mar-21	5.774
25-Apr-21	5.775
25-May-21	5.775
25-Jun-21	5.774
25-Jul-21	5.772
25-Aug-21	5.769
25-Sep-21	5.765
25-Oct-21	5.762
25-Nov-21	5.759
25-Dec-21	5.755
25-Jan-22	5.752
25-Feb-22	5.748
25-Mar-22	5.745
25-Apr-22	5.742
25-May-22	5.739
25-Jun-22	5.735
25-Jul-22	5.732
25-Aug-22	5.729
25-Sep-22	5.726
25-Oct-22	5.722
25-Nov-22	5.719
25-Dec-22	5.716
25-Jan-23	5.713
25-Feb-23	5.710
25-Mar-23	5.707
25-Apr-23	5.704
25-May-23	5.701
25-Jun-23	5.699
25-Jul-23	5.696
25-Aug-23	5.693
25-Sep-23	5.690
25-Oct-23	5.688
25-Nov-23	5.685
25-Dec-23	5.683
25-Jan-24	5.680
25-Feb-24	5.678
25-Mar-24	5.676
25-Apr-24	5.673
25-May-24	5.671
25-Jun-24	5.669
25-Jul-24	5.667
25-Aug-24	5.665
25-Sep-24	5.663
25-Oct-24	5.662
25-Nov-24	5.660
25-Dec-24	5.658
25-Jan-25	5.657
25-Feb-25	5.656
25-Mar-25	5.654
25-Apr-25	5.653
25-May-25	5.652
25-Jun-25	5.651
25-Jul-25	5.650
25-Aug-25	5.649
25-Sep-25	5.648
25-Oct-25	5.648
25-Nov-25	5.648
25-Dec-25	5.648
25-Jan-26	5.648
25-Feb-26	5.649
25-Mar-26	5.649
25-Apr-26	5.649
25-May-26	5.648
25-Jun-26	5.647
25-Jul-26	5.645
25-Aug-26	5.643
25-Sep-26	5.641
25-Oct-26	5.639
25-Nov-26	5.637
25-Dec-26	5.635
25-Jan-27	5.633
25-Feb-27	5.630
25-Mar-27	5.628
25-Apr-27	5.626
25-May-27	5.624
25-Jun-27	5.622
25-Jul-27	5.620
25-Aug-27	5.617
25-Sep-27	5.615
25-Oct-27	5.613
25-Nov-27	5.611
25-Dec-27	5.608
25-Jan-28	5.606
25-Feb-28	5.604
25-Mar-28	5.602
25-Apr-28	5.599
25-May-28	5.597
25-Jun-28	5.595
25-Jul-28	5.593
25-Aug-28	5.590
25-Sep-28	5.588
25-Oct-28	5.586
25-Nov-28	5.584
25-Dec-28	5.581
25-Jan-29	5.579
25-Feb-29	5.577
25-Mar-29	5.575
25-Apr-29	5.572
25-May-29	5.570
25-Jun-29	5.568
25-Jul-29	5.566
25-Aug-29	5.563
25-Sep-29	5.561
25-Oct-29	5.559
25-Nov-29	5.557
25-Dec-29	5.554
25-Jan-30	5.552
25-Feb-30	5.550
25-Mar-30	5.548
25-Apr-30	5.545
25-May-30	5.543
25-Jun-30	5.541
25-Jul-30	5.539
25-Aug-30	5.537
25-Sep-30	5.534
25-Oct-30	5.532
25-Nov-30	5.530
25-Dec-30	5.528
25-Jan-31	5.526
25-Feb-31	5.524
25-Mar-31	5.521
25-Apr-31	5.519
25-May-31	5.517
25-Jun-31	5.515
25-Jul-31	5.513
25-Aug-31	5.511
25-Sep-31	5.509
25-Oct-31	5.507
25-Nov-31	5.505
25-Dec-31	5.503
25-Jan-32	5.501
25-Feb-32	5.499
25-Mar-32	5.497
25-Apr-32	5.495
25-May-32	5.493
25-Jun-32	5.491
25-Jul-32	5.489
25-Aug-32	5.487
25-Sep-32	5.485
25-Oct-32	5.483
25-Nov-32	5.481
25-Dec-32	5.479
25-Jan-33	5.477
25-Feb-33	5.476
25-Mar-33	5.474
25-Apr-33	5.472
25-May-33	5.470
25-Jun-33	5.469
25-Jul-33	5.467
25-Aug-33	5.465
25-Sep-33	5.463
25-Oct-33	5.462
25-Nov-33	5.460
25-Dec-33	5.458
25-Jan-34	5.457
25-Feb-34	5.455
25-Mar-34	5.454
25-Apr-34	5.452
25-May-34	5.451
25-Jun-34	5.449
25-Jul-34	5.448
25-Aug-34	5.446
25-Sep-34	5.445
25-Oct-34	5.444
25-Nov-34	5.442
25-Dec-34	5.441
25-Jan-35	5.440
25-Feb-35	5.438
25-Mar-35	5.437
25-Apr-35	5.436
25-May-35	5.435
25-Jun-35	5.434
25-Jul-35	5.432
25-Aug-35	5.431
25-Sep-35	5.430
25-Oct-35	5.429
25-Nov-35	5.428
25-Dec-35	5.427
25-Jan-36	5.426
25-Feb-36	5.425
25-Mar-36	5.424
25-Apr-36	5.423
25-May-36	5.423
25-Jun-36	5.422
25-Jul-36	5.423

Total Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$829,424,926.98	$9,895.84	$1,000,000.00
Number of Mortgage Loans:	4,642
Average Scheduled Principal Balance:	$178,678.36

Weighted Average Gross Coupon:	8.055%	5.750%	10.500%
Weighted Average Fico Score(1):	671	608	816
Weighted Average Original LTV(2):	83.20%	8.53%	95.00%
Weighted Average Effective LTV Ratio(3):	67.27%	8.53%	80.00%
Weighted Average Combined Original LTV(4):	84.56%	8.53%	100.00%
Percent with Mortgage Insurance(5)	60.84%
Weighted Average Original Term:	357	180	360
Weighted Average Stated Remaining Term:	353	167	358
Weighted Average Seasoning:	3	2	14
Maturity Date:		07-01-2020	06-01-2036
Percent Interest Only Loans	11.98%
Percent Second Liens	0.00%
Percent First Lien with Silent Seconds	7.38%
Weighted Average non-zero Debt to Income Ratio	39.66%

(1)

Represent the FICO at the time of origination

(2)

LTV = principal balance at origination / property value

(3)

Effective LTV is calculated by the following formula (Original LTV * (PMI Coverage percent)) div 100

(4)

Combined LTV = (Principal balance at origination + known junior lien balances (as applicable)) / property value

(5)

Includes loans with mortgage insurance paid by the originator and the Underwriter

Original Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
50,000 or less	425	$16,068,979.68	1.94%	8.483%	683	65.84%	80.69%
50,001 - 100,000	1,088	80,249,084.37	9.68	8.340	676	65.57	82.70
100,001 - 150,000	896	112,473,162.91	13.56	8.106	675	66.27	82.54
150,001 - 200,000	646	112,442,376.33	13.56	8.065	671	67.07	83.80
200,001 - 250,000	516	114,774,176.15	13.84	8.062	674	67.15	83.47
250,001 - 300,000	344	94,141,810.48	11.35	7.978	671	67.77	83.89
300,001 - 350,000	240	77,773,994.62	9.38	8.049	667	67.02	85.03
350,001 - 400,000	182	68,337,495.18	8.24	8.078	667	67.45	85.43
400,001 - 450,000	111	46,853,786.74	5.65	7.867	672	69.81	82.89
450,001 - 500,000	83	39,859,390.10	4.81	7.903	668	69.24	81.74
500,001 - 550,000	35	18,442,929.25	2.22	7.822	665	68.04	80.70
550,001 - 600,000	31	17,828,326.96	2.15	7.851	664	68.90	84.03
600,001 - 650,000	33	20,991,587.17	2.53	7.868	662	70.11	80.68
650,001 - 700,000	3	2,054,828.81	0.25	7.872	673	62.16	77.62
700,001 - 750,000	6	4,383,706.41	0.53	7.675	645	65.61	65.61
750,001 - 800,000	1	750,015.59	0.09	6.125	681	70.00	70.00
950,001 - 1,000,000	2	1,999,276.23	0.24	7.500	649	59.94	59.94
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
50,000 or less	425	$16,068,979.68	1.94%	8.483%	683	65.84%	80.69%
50,001 - 100,000	1,090	80,418,483.20	9.70	8.337	676	65.58	82.67
100,001 - 150,000	898	112,902,154.52	13.61	8.107	674	66.3	82.58
150,001 - 200,000	653	114,028,030.45	13.75	8.051	671	66.87	83.44
200,001 - 250,000	505	112,590,131.59	13.57	8.076	673	67.32	83.82
250,001 - 300,000	344	94,141,810.48	11.35	7.978	671	67.77	83.89
300,001 - 350,000	240	77,773,994.62	9.38	8.049	667	67.02	85.03
350,001 - 400,000	192	72,329,325.01	8.72	8.023	667	67.45	84.45
400,001 - 450,000	101	42,861,956.91	5.17	7.940	672	70.02	84.31
450,001 - 500,000	83	39,859,390.10	4.81	7.903	668	69.24	81.74
500,001 - 550,000	35	18,442,929.25	2.22	7.822	665	68.04	80.70
550,001 - 600,000	31	17,828,326.96	2.15	7.851	664	68.90	84.03
600,001 - 650,000	33	20,991,587.17	2.53	7.868	662	70.11	80.68
650,001 - 700,000	3	2,054,828.81	0.25	7.872	673	62.16	77.62
700,001 - 750,000	6	4,383,706.41	0.53	7.675	645	65.61	65.61
750,001 - 800,000	1	750,015.59	0.09	6.125	681	70.00	70.00
950,001 - 1,000,000	2	1,999,276.23	0.24	7.500	649	59.94	59.94
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
5.500 - 5.999	15	$3,958,227.43	0.48%	5.894%	681	72.32%	73.75%
6.000 - 6.499	43	7,891,021.39	0.95	6.229	687	73.66	74.41
6.500 - 6.999	312	71,614,956.72	8.63	6.818	681	69.36	72.95
7.000 - 7.499	385	77,452,011.68	9.34	7.264	676	69.96	75.21
7.500 - 7.999	1,268	251,387,198.44	30.31	7.759	667	67.94	80.71
8.000 - 8.499	808	145,118,618.87	17.50	8.241	667	66.62	85.86
8.500 - 8.999	1,288	202,272,842.30	24.39	8.712	670	65.57	89.32
9.000 - 9.499	395	54,309,056.05	6.55	9.199	683	64.95	89.86
9.500 - 9.999	111	13,997,201.31	1.69	9.623	672	65.23	89.67
10.000 - 10.499	16	1,374,292.79	0.17	10.142	670	64.94	90.59
10.500 - 10.999	1	49,500.00	0.01	10.500	731	64.80	90.00
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Original Term to Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
180	149	$14,989,288.83	1.81%	7.315%	683	65.50%	73.05%
360	4,493	814,435,638.15	98.19	8.069	671	67.30	83.39
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Remaining Term to Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
166 - 170	17	$1,578,841.16	0.19%	6.479%	692	73.63%	78.89%
171 - 175	3	354,972.94	0.04	7.187	669	75.12	89.59
176 - 180	129	13,055,474.73	1.57	7.420	683	64.25	71.89
346 - 350	222	37,311,921.08	4.50	6.936	683	69.07	82.03
351 - 355	198	33,061,676.01	3.99	7.825	666	70.16	84.01
356 - 360	4,073	744,062,041.06	89.71	8.136	670	67.09	83.43
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Seasoning (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
2	1,266	$234,431,224.84	28.26%	8.196%	672	66.96%	83.79%
3	2,484	441,030,417.70	53.17	8.102	670	66.85	82.90
4	452	81,655,873.25	9.84	8.033	670	68.29	83.43
5	129	19,001,038.59	2.29	8.018	668	70.66	85.43
6	34	7,055,062.89	0.85	7.616	665	69.59	83.54
7	18	3,297,698.92	0.40	7.806	673	65.64	78.00
8	6	2,153,792.79	0.26	7.556	663	75.26	81.56
9	14	1,909,055.76	0.23	6.897	649	70.27	85.83
10	127	23,028,374.48	2.78	6.872	690	69.77	80.27
11	55	9,532,969.43	1.15	6.902	662	69.06	84.42
12	30	2,970,960.06	0.36	7.176	675	64.95	85.21
13	24	3,003,054.63	0.36	7.018	695	70.73	82.62
14	3	355,403.64	0.04	7.249	758	65.02	86.81
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

FICO (1)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
600 - 624	293	$55,533,612.41	6.70%	8.076%	622	66.47%	84.24%
625 - 649	1,372	262,055,247.06	31.59	8.069	637	66.90	83.50
650 - 674	1,088	197,046,975.03	23.76	8.074	661	66.89	83.48
675 - 699	752	133,369,576.07	16.08	8.070	686	67.19	82.75
700 - 724	484	77,815,452.48	9.38	8.013	711	68.80	83.67
725 - 749	318	50,247,926.86	6.06	7.950	736	68.16	80.67
750 - 774	205	34,516,293.63	4.16	8.094	760	68.48	83.06
775 - 799	107	15,736,512.66	1.90	7.897	786	68.26	82.18
800 - 824	23	3,103,330.78	0.37	7.783	806	69.59	77.93
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

(1) Represents the FICO score at the time of origination of the mortgage loan

Original LTV (%)(2)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
5.01 - 10.00	2	$89,972.88	0.01%	8.256%	674	8.72%	8.72%
10.01 - 15.00	3	184,436.36	0.02	7.410	707	13.52	13.52
15.01 - 20.00	3	415,721.16	0.05	8.102	684	18.20	18.20
20.01 - 25.00	10	1,067,944.19	0.13	7.241	665	23.31	23.31
25.01 - 30.00	20	2,628,635.74	0.32	7.379	660	27.73	27.73
30.01 - 35.00	22	3,046,317.17	0.37	7.515	694	32.77	32.77
35.01 - 40.00	25	3,526,672.61	0.43	7.584	683	37.84	37.84
40.01 - 45.00	37	5,751,786.77	0.69	7.275	666	42.79	42.79
45.01 - 50.00	64	11,731,047.78	1.41	7.491	676	47.88	47.88
50.01 - 55.00	65	10,314,926.78	1.24	7.516	679	52.63	52.63
55.01 - 60.00	73	16,134,530.76	1.95	7.587	678	57.80	57.80
60.01 - 65.00	78	15,093,020.73	1.82	7.592	658	62.98	62.98
65.01 - 70.00	294	44,131,916.37	5.32	7.610	663	68.72	68.72
70.01 - 75.00	205	37,663,785.85	4.54	7.541	674	73.61	73.61
75.01 - 80.00	830	173,052,832.54	20.86	7.538	680	79.46	79.46
80.01 - 85.00	171	31,072,665.48	3.75	8.243	661	64.86	83.97
85.01 - 90.00	1,919	316,017,691.70	38.10	8.378	672	64.74	89.68
90.01 - 95.00	821	157,501,022.11	18.99	8.422	662	64.70	94.79
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

(2) LTV = principal balance at origination / property value

Effective LTV (%)(3)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
5.01 - 10.00	2	$89,972.88	0.01%	8.256%	674	8.72%	8.72%
10.01 - 15.00	3	184,436.36	0.02	7.41	707	13.52	13.52
15.01 - 20.00	3	415,721.16	0.05	8.102	684	18.2	18.2
20.01 - 25.00	10	1,067,944.19	0.13	7.241	665	23.31	23.31
25.01 - 30.00	20	2,628,635.74	0.32	7.379	660	27.73	27.73
30.01 - 35.00	22	3,046,317.17	0.37	7.515	694	32.77	32.77
35.01 - 40.00	25	3,526,672.61	0.43	7.584	683	37.84	37.84
40.01 - 45.00	37	5,751,786.77	0.69	7.275	666	42.79	42.79
45.01 - 50.00	64	11,731,047.78	1.41	7.491	676	47.88	47.88
50.01 - 55.00	65	10,314,926.78	1.24	7.516	679	52.63	52.63
55.01 - 60.00	75	16,497,962.33	1.99	7.584	677	57.84	58.41
60.01 - 65.00	2,805	492,094,230.59	59.33	8.383	668	64.55	90.04
65.01 - 70.00	467	69,682,012.52	8.4	7.744	665	68.03	77.16
70.01 - 75.00	213	39,178,072.90	4.72	7.549	674	73.58	74.08
75.01 - 80.00	831	173,215,187.20	20.88	7.538	680	79.46	79.47
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

(3) Effective LTV is calculated by the following formula (Original LTV * (PMI Coverage percent)) div 100

Combined Original LTV (%)(4)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
5.01 - 10.00	2	$89,972.88	0.01%	8.256%	674	8.72%	8.72%
10.01 - 15.00	3	184,436.36	0.02	7.410	707	13.52	13.52
15.01 - 20.00	3	415,721.16	0.05	8.102	684	18.20	18.20
20.01 - 25.00	10	1,067,944.19	0.13	7.241	665	23.31	23.31
25.01 - 30.00	18	1,980,773.00	0.24	7.483	667	27.81	27.81
30.01 - 35.00	21	3,006,317.17	0.36	7.515	694	32.78	32.78
35.01 - 40.00	26	3,924,889.41	0.47	7.486	679	36.90	36.90
40.01 - 45.00	36	5,700,367.38	0.69	7.275	666	42.80	42.80
45.01 - 50.00	61	11,132,889.86	1.34	7.495	675	47.82	47.82
50.01 - 55.00	63	9,635,638.13	1.16	7.522	677	52.57	52.57
55.01 - 60.00	69	13,896,764.25	1.68	7.581	678	57.83	57.83
60.01 - 65.00	74	12,874,970.20	1.55	7.635	662	62.70	62.70
65.01 - 70.00	284	38,741,028.97	4.67	7.635	661	68.56	68.56
70.01 - 75.00	205	37,549,109.63	4.53	7.553	675	73.22	73.22
75.01 - 80.00	637	132,494,992.55	15.97	7.620	672	78.68	78.68
80.01 - 85.00	176	32,437,664.70	3.91	8.205	662	65.18	83.36
85.01 - 90.00	1,937	322,061,451.83	38.83	8.359	672	64.93	89.31
90.01 - 95.00	845	165,440,302.93	19.95	8.366	664	65.29	94.02
95.01 - 100.00	172	36,789,692.38	4.44	7.301	701	79.11	79.64
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

(4) Combined LTV = (Principal balance at origination + known junior lien balances (as applicable))/ property value

Silent Second Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Has a Silent Second	244	$61,207,324.42	7.38%	7.325%	693	75.54%	76.16%
No Silent Second	4,398	768,217,602.56	92.62	8.113	669	66.61	83.76
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Owner	2,740	$598,495,821.18	72.16%	7.907%	665	67.27%	83.02%
Investor	1,674	185,137,452.56	22.32	8.598	689	66.89	84.16
Second Home	228	45,791,653.24	5.52	7.792	685	68.79	81.78
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Single Family	3,712	$666,667,762.29	80.38%	8.022%	669	67.27%	83.01%
Condo (Low Rise)	348	60,731,839.73	7.32	8.192	677	67.82	85.68
2 Family	337	53,727,994.25	6.48	8.164	673	66.71	83.19
3 Family	73	12,670,904.15	1.53	8.307	686	67.67	80.28
4 Family	96	15,750,472.72	1.9	8.33	696	65.95	80.59
Condo (High Rise)	70	18,745,554.26	2.26	8.024	683	67.98	86.11
Planned Unit Development	6	1,130,399.58	0.14	9.056	655	65.75	88.44
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Purchase	2,382	$387,065,933.19	46.67%	8.210%	682	68.09%	86.95%
Cash-Out Refinance	1,811	372,958,824.77	44.97	7.937	660	66.33	79.81
Rate-term Refinance	449	69,400,169.02	8.37	7.821	669	67.81	80.58
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Stated	2,842	$498,533,455.83	60.11%	8.122%	665	66.49%	84.27%
Stated (with VOA)	608	126,871,652.29	15.30	7.656	681	70.44	81.67
No Ratio	577	84,898,904.21	10.24	8.386	673	66.95	85.66
No Ratio (with VOA)	96	18,183,701.51	2.19	8.050	692	67.88	83.36
No Documentation	402	79,569,809.25	9.59	8.018	687	65.93	78.28
Stated Reduced	75	12,276,835.03	1.48	7.746	656	71.61	72.79
Stated Reduced (with VOA)	42	9,090,568.86	1.10	7.587	670	73.39	80.13
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
First Lien	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Geographic Location	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Alabama	55	$5,543,843.27	0.67%	8.186%	661	66.40%	85.80%
Alaska	6	1,959,690.84	0.24	8.035	661	69.81	86.22
Arizona	182	44,212,079.60	5.33	7.996	671	68.02	82.43
Arkansas	24	2,298,101.06	0.28	8.251	681	68.77	84.80
California	351	113,487,367.78	13.68	7.638	666	65.76	75.35
Colorado	56	12,844,184.48	1.55	7.910	671	67.15	83.74
Connecticut	18	4,256,256.81	0.51	7.964	679	68.39	82.24
Delaware	18	3,711,134.84	0.45	7.924	679	68.71	83.81
District of Columbia	15	4,738,336.34	0.57	7.772	669	66.50	80.02
Florida	662	136,847,147.50	16.5	8.018	675	67.08	83.67
Georgia	127	21,776,405.90	2.63	8.415	665	67.27	88.06
Hawaii	5	1,128,656.32	0.14	8.253	669	67.61	86.30
Idaho	34	6,323,342.26	0.76	7.766	686	66.75	80.45
Illinois	191	38,884,513.99	4.69	8.623	669	66.33	87.27
Indiana	129	9,510,677.15	1.15	8.679	680	65.76	88.63
Iowa	38	4,614,181.58	0.56	8.427	664	69.68	87.22
Kansas	55	5,945,994.85	0.72	8.426	661	65.46	90.87
Kentucky	28	4,210,061.99	0.51	8.402	670	66.88	90.11
Louisiana	112	13,267,052.78	1.60	7.927	681	66.98	86.68
Maine	17	2,501,941.38	0.30	7.620	679	60.72	72.82
Maryland	105	25,719,011.59	3.10	7.831	670	67.99	83.15
Massachusetts	55	16,957,462.63	2.04	8.247	658	68.86	83.46
Michigan	150	15,690,285.58	1.89	8.383	669	67.65	85.94
Minnesota	65	12,609,473.98	1.52	8.227	664	67.96	85.16
Mississippi	56	4,746,939.38	0.57	8.049	663	68.45	84.4
Missouri	98	11,583,123.37	1.40	8.474	679	66.52	87.68
Montana	18	2,981,904.55	0.36	7.711	683	68.96	84.02
Nebraska	37	3,965,294.90	0.48	7.965	674	69.10	85.14
Nevada	66	15,873,529.32	1.91	7.998	676	68.43	84.57
New Hampshire	25	4,649,370.17	0.56	7.732	700	69.43	80.34
New Jersey	161	42,858,703.11	5.17	8.166	660	66.76	84.32
New Mexico	25	3,639,319.43	0.44	8.157	681	69.23	82.00
New York	200	36,565,438.66	4.41	8.137	674	67.66	83.13
North Carolina	117	15,586,273.95	1.88	8.250	666	67.08	85.48
North Dakota	3	333,976.13	0.04	8.204	676	69.82	88.39
Ohio	261	24,387,223.27	2.94	8.261	673	66.81	86.85
Oklahoma	48	4,222,073.78	0.51	8.179	685	68.37	85.99
Oregon	37	7,400,379.41	0.89	7.775	688	70.13	75.62
Pennsylvania	263	28,594,127.49	3.45	8.254	666	66.92	85.74
Rhode Island	15	4,103,921.78	0.49	8.083	657	68.89	86.33
South Carolina	66	9,361,609.69	1.13	8.382	678	65.74	86.16
South Dakota	10	1,625,817.60	0.20	7.517	702	66.95	71.48
Tennessee	83	8,210,813.99	0.99	8.034	673	67.60	86.32
Texas	271	34,667,796.69	4.18	7.749	677	71.76	83.42
Utah	23	4,736,014.88	0.57	7.881	689	68.62	82.06
Vermont	3	625,915.82	0.08	8.351	704	71.82	71.82
Virginia	110	24,058,932.27	2.90	7.992	674	66.90	82.87
Washington	50	11,333,676.66	1.37	7.946	671	67.03	83.74
West Virginia	10	1,852,986.09	0.22	8.296	652	64.94	89.38
Wisconsin	82	11,425,348.40	1.38	8.619	666	66.47	85.70
Wyoming	6	997,211.69	0.12	7.974	682	65.50	94.06
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Original Prepayment Penalty Term (years)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
None	1,894	$366,750,262.57	44.22%	8.400%	673	67.14%	84.57%
1	85	12,028,414.74	1.45	8.179	666	66.94	82.61
2	457	78,086,003.50	9.41	7.863	675	67.96	82.83
3	2,206	372,560,246.17	44.92	7.752	668	67.26	81.95
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Mortgage Insurance Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Originator Paid (Wells Fargo)	275	$42,196,085.16	5.09%	7.758%	672	65.64%	90.82%
LTV <= 80	1,731	324,833,547.69	39.16	7.545	675	71.21	71.21
Underwriter Paid	2,636	462,395,294.13	55.75	8.441	668	64.65	90.93
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Mortgage Insurance Provider	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
GE	25	$4,004,665.76	0.48%	7.391%	686	64.10%	91.47%
LTV <= 80%	1,731	324,833,547.69	39.16	7.545	675	71.21	71.21
PMI (Originator Paid)	18	2,790,399.59	0.34	7.459	702	63.38	90.05
PMI (Underwriter Paid)	2,636	462,395,294.13	55.75	8.441	668	64.65	90.93
Radian	87	12,843,132.28	1.55	7.939	673	66.34	90.35
RMIC	22	4,084,084.66	0.49	7.449	665	63.96	90.74
Triad	31	4,323,563.62	0.52	7.438	670	63.87	90.74
United Guaranty	92	14,150,239.25	1.71	7.945	664	66.90	91.25
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Mortgage Insurance Coverage	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
0	1,731	$324,833,547.69	39.16%	7.545%	675	71.21%	71.21%
12	8	1,366,414.25	0.16	7.737	672	73.97	84.06
17	1	52,890.50	0.01	8.875	642	66.82	80.51
19	1	207,091.82	0.02	9.000	653	65.42	80.77
20	6	1,301,376.98	0.16	8.032	665	64.60	80.75
21	11	1,845,894.87	0.22	8.301	660	64.34	81.45
22	26	4,048,737.52	0.49	7.942	659	64.87	83.17
23	22	4,603,470.63	0.56	8.158	664	64.38	83.61
24	99	18,498,350.18	2.23	8.376	659	64.49	84.85
25	111	16,866,578.10	2.03	8.089	667	66.72	88.96
26	20	5,954,066.68	0.72	7.928	652	64.14	86.68
27	103	23,263,003.93	2.8	8.118	656	64.31	88.1
28	1,590	254,917,855.04	30.73	8.485	674	64.78	89.97
29	4	734,637.34	0.09	8.212	684	64.11	90.3
30	173	28,743,451.16	3.47	7.694	673	64.29	91.85
31	39	8,071,045.10	0.97	8.320	667	64.26	93.13
32	697	134,116,515.19	16.17	8.478	662	64.59	94.98
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
Not Available	1,088	$183,415,980.43	22.11%	8.193%	681	66.58%	82.23%
0.01 - 20.00	181	21,243,190.65	2.56	8.170	680	66.60	80.82
20.01 - 25.00	182	24,406,466.64	2.94	8.168	680	67.39	83.33
25.01 - 30.00	306	45,286,870.01	5.46	8.066	668	67.59	82.45
30.01 - 35.00	422	67,422,548.06	8.13	8.055	670	66.60	82.90
35.01 - 40.00	663	121,964,490.96	14.7	7.986	669	67.06	82.55
40.01 - 45.00	830	158,245,939.80	19.08	8.047	666	67.55	84.69
45.01 - 50.00	914	193,990,388.76	23.39	7.964	666	67.86	84.04
50.01 - 55.00	55	13,119,324.85	1.58	7.796	676	69.77	80.56
55.01 - 60.00	1	329,726.82	0.04	6.950	647	78.38	78.38
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
None	4,297	$730,074,823.20	88.02%	8.004%	672	67.22%	82.92%
60	345	99,350,103.78	11.98	8.432	664	67.66	85.25
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Delinquency (Past 12 Months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)
None	4,583	$820,199,759.60	98.89%	8.056%	671	67.26%	83.23%
1	59	9,225,167.38	1.11	7.948	680	68.40	80.8
Total:	4,642	$829,424,926.98	100.00%	8.055%	671	67.27%	83.20%

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor